Exhibit 10.2

Guaranty

In consideration of the agreement of 99 HIGH STREET OWNER LLC ("Landlord"), to enter into that certain Lease dated as of June 4, 2025 (the "Lease") between Landlord and enGene USA, Inc. (“Tenant”), pertaining to certain premises located at 99 High Street in Boston, Massachusetts, the undersigned ENGENE HOLDINGS INC. ("Guarantor") hereby unconditionally and irrevocably guarantees (i) the timely and punctual payment of all Rent, as defined in the Lease, and all other payments required to be paid by Tenant pursuant to the terms and conditions of the Lease, and (ii) the timely and prompt performance and observance of all other obligations, covenants, conditions, duties, and liabilities of Tenant under the Lease.

Guarantor shall be directly and primarily liable to Landlord for any amount due from Tenant under the Lease, without requiring that Landlord first proceed against Tenant, join Tenant in any proceeding brought to enforce this Guaranty, or exhaust any security held by Landlord. The obligations of Guarantor include the payment to Landlord of any monies payable by Tenant under any provisions of the Lease, at law, or in equity, including, without limitation, any monies payable by virtue of the breach of any warranty, the grant of any indemnity or by virtue of any other covenant of Tenant under the Lease. Guarantor agrees that Landlord may deal with Tenant in any manner in connection with the Lease without the knowledge or consent of Guarantor and without affecting, limiting, or detracting from Guarantor's liability under this Guaranty. Without limiting the generality of the foregoing, Guarantor agrees that any extension of time, assignment of the Lease, amendment or modification to the Lease, delay or failure by Landlord in the enforcement of any right under the Lease, or compromise of the amount of any obligation or liability under the Lease made with or without the knowledge or consent of Guarantor shall not affect, limit, or detract from Guarantor's liability under this Guaranty. Guarantor's liability under this Guaranty shall not be affected, limited, or detracted from by any bankruptcy, reorganization, insolvency or similar proceeding affecting Tenant, nor by any termination or disaffirmance of the Lease or any of Tenant's obligations thereunder in connection with such proceeding. If all or any portion of Tenant's obligations under the Lease is paid or performed by Tenant, the obligations of Guarantor hereunder shall continue and remain in full force and effect to the extent that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise. This Guaranty shall remain in full force and effect until the performance in full to Landlord's satisfaction of all obligations of Tenant under the Lease.

It shall be deemed a material default by Guarantor hereunder if any proceeding shall be instituted by or against Guarantor pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors. Guarantor shall give Landlord written notice regarding any such proceeding within two (2) Business Days after Guarantor first receives notice of the institution thereof. So long as guaranteed obligations remain outstanding hereunder, Guarantor shall not, without Landlord’s prior written consent, commence or join with any other person in commencing any bankruptcy or similar proceeding of or against Tenant. To the fullest extent permitted by law, Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay to Landlord or allow the claim of Landlord in respect of any interest, fees, costs, expenses or other guaranteed obligations accruing or arising after the date on which such case or proceeding is commenced.

Guarantor hereby subordinates any claim or other right now existing or hereafter acquired against Tenant that arises from the performance of Guarantor's obligations under this Guaranty, including, without limitation, any rights of contribution, indemnity, subrogation, reimbursement or exoneration, to payment of all obligations under the Lease with respect to any periods when the Tenant is in default of its obligations under the Lease. Guarantor hereby agrees to indemnify Landlord and hold it harmless from and against all

Exhibit 10.2

loss and expense, including legal fees, suffered or incurred by Landlord as a result of claims to avoid any payment received by Landlord from Tenant with respect to the obligations of Tenant under the Lease.

Guarantor hereby waives presentment, protest, notice of default, demand for payment, and all other suretyship defenses whatsoever with respect to any payment guaranteed under this Guaranty, and agrees to pay unconditionally upon demand all amounts owed under the Lease. Guarantor further waives any setoff, defense or counterclaim that Tenant or Guarantor may have or claim to have against Landlord and the benefit of any statute of limitations affecting Guarantor's liability under this Guaranty. The liability of Guarantor under this Guaranty is a guaranty of payment and performance and not of collectability.

If Landlord retains an attorney to enforce this Guaranty or to bring any action or any appeal in connection with this Guaranty, the Lease, or the collection of any payment under this Guaranty or the Lease, Landlord shall be entitled to recover its attorneys' fees, costs and disbursements in connection therewith, as determined by the court before which such action or appeal is heard, in addition to any other relief to which Landlord may be entitled.

Landlord shall have the unrestricted right to assign this Guaranty in connection with an assignment of the landlord’s interest in the Lease without the consent of, or any other action required by, Guarantor. Each reference in this Guaranty to Landlord shall be deemed to include its successors and assigns, to whose benefit the provisions of this Guaranty shall also inure. Each reference in this Guaranty to Guarantor shall be deemed to include the successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty; provided, however, notwithstanding any such assignment, the original Guarantor shall remain fully and completely liable and responsible for all of its obligations, duties, and liabilities under this Guaranty. In no event shall this Guaranty be assigned, transferred, modified or amended without the prior written consent of Landlord in each instance. Within ten (10) days after delivery of written demand therefor from Landlord, Guarantor shall execute and deliver to Landlord a statement in writing certifying that this Guaranty is unmodified and in full force and effect (or if amended or not fully in effect, an accurate statement of such matters), which statement may be conclusively relied upon by any prospective purchaser, lender, or mortgagee of the premises or property. If any provision of this Guaranty is held to be invalid or unenforceable, the validity and enforceability of the other provisions of this Guaranty shall not be affected.

As an inducement to Landlord to enter into the Lease, Guarantor hereby represents and warrants that: (i) Guarantor is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Guarantor is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; (iii) from and after the effective date of the above-referenced Executive Order, Guarantor (and any person, group, or entity which Guarantor controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including without limitation any assignment of this Guaranty or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Guarantor of the foregoing representations and warranties shall be deemed a default by Guarantor hereunder and shall be covered by the default provisions of this Guaranty, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Guaranty; (iv) Guarantor is duly formed and validly existing under the laws of the State of Delaware, has the capacity to be sued and does not enjoy immunity privileges; (v) this Guaranty has been duly authorized by all necessary corporate, limited liability company or other action on

Exhibit 10.2

Guarantor’s part, has been duly executed and delivered by a duly authorized officer, and constitutes Guarantor’s valid and legally binding agreement in accordance with its terms; (vi) there is no action, suit or proceeding pending, or to the best of Guarantor’s knowledge, threatened in writing against or affecting Guarantor that is reasonably likely to materially and adversely affect the ability of Guarantor to perform its obligations with respect to this Guaranty; (vii) Guarantor is in compliance with the requirements of all applicable laws, rules, regulations, ordinances and orders applicable to Guarantor where noncompliance would affect the ability of Guarantor to perform its obligations under this Guaranty or result in a material adverse change in the business or condition, financial or otherwise, or results of operation or prospects of Guarantor; and (viii) Tenant is a wholly owned subsidiary of Guarantor.

Guarantor agrees that this Guaranty shall be construed in accordance with, and governed by, the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts of law). Guarantor further agrees that any action or litigation to enforce this Guaranty shall properly be within the jurisdiction of the courts of such state, and hereby expressly and irrevocably submits itself to the jurisdiction of such courts. Guarantor agrees that so far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Lease, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon it in any such court. Guarantor hereby irrevocably and unconditionally (a) submits to personal jurisdiction in the Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this Guaranty, and (b) waives any and all rights under the laws of any other jurisdiction to object to jurisdiction within the Commonwealth of Massachusetts or venue in any particular forum within the Commonwealth of Massachusetts. Guarantor agrees that methods of service of process shall be as provided for under applicable law. Nothing contained herein, however, shall prevent Landlord from bringing any suit, action or proceeding or exercising any rights against Guarantor, in the Commonwealth of Massachusetts, or other jurisdiction in which Guarantor is located, all at Landlord’s election, and against any property of Guarantor, in any other state. Initiating such suit, action or proceeding or taking such action in any state, jurisdiction or country shall in no event constitute a waiver of the agreement contained herein that the laws of the Commonwealth of Massachusetts shall govern the rights and obligations of Guarantor and Landlord or the submission herein made by Guarantor to personal jurisdiction within the Commonwealth of Massachusetts.

It is agreed that the failure of Landlord to insist in any one or more instances upon a strict performance or observance of any of the terms, provisions or covenants of the Lease or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment for the future of such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by Landlord of rent with knowledge of the breach of any provision of the Lease shall not be deemed a waiver of such breach.

No subletting, assignment or other transfer of the Lease, or any interest therein, shall operate to extinguish or diminish the liability of Guarantor under this Guaranty; and wherever reference is made to the liability of Tenant named in the Lease, such reference shall be deemed likewise to refer to Guarantor.

All payments becoming due under this Guaranty and not paid within ten (10) Business Days after written notice from Landlord that the same is due shall bear interest from the applicable due date until received by Landlord at the Interest Rate as defined in the Lease.

Guarantor hereby waives the right to trial by jury in any action or proceeding that may hereafter be instituted by Landlord against Guarantor with respect to this Guaranty.

This Guaranty may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without

Exhibit 10.2

limitation, in addition to electronically produced signatures, “electronic signature” shall include electronically scanned and transmitted versions (e.g., via PDF and/or DocuSign) of an original signature. This Guaranty may be executed in multiple counterparts (which counterparts may be executed and delivered by PDF, DocuSign, or another file sent by email) which shall together constitute a single document. Any executed counterpart of this Guaranty delivered by PDF, DocuSign or another file sent by email shall be equally effective as an original counterpart for all purposes.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed by its duly authorized representative, as an instrument under seal as of this 4th day of June, 2025.

GUARANTOR:

ENGENE HOLDINGS INC., a corporation organized under the laws of British Columbia, Canada

By: /s/ Ron Cooper

Its: CEO

Address for Notices: enGene Holdings Inc.

4868 Rue Levy, Suite 220

Saint-Laurent, QC, Canada H4R 2P1